JOINT FILING AGREEMENT


     Agreement, dated as of March 20, 1998, by and among Intertec Holdings, L.P., a Delaware limited partnership; Intertec Holdings, Inc., a Delaware corporation; Mark R. Hoff; Vance A. Hoff; Perry D. Hoff; Don G. Hoff; and Sandra
L. Hoff (collectively, the "Reporting Persons").

                               W I T N E S S E T H

     WHEREAS, the Reporting Persons may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 13d-1 promulgated thereunder, in connection with the acquisition of shares of common stock of The Lamaur Corporation, a Delaware corporation; and

     WHEREAS, pursuant to Paragraph (f) of Rule 13d-1, the undersigned desire to satisfy any Schedule 13D filing obligation under Rule 13d-1 by a single joint filing.

     NOW, THEREFORE, in consideration of the foregoing, the undersigned hereto hereby agree as follows:

     1. The undersigned agree that any Statement on Schedule 13D to which this Agreement is attached, and any Amendments to such Statement, are filed on behalf of each one of them.

     2. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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     IN WITNESS  WHEREOF,  the undersigned have caused this Agreement to be duly executed and delivered on the date above indicated.

                                              INTERTEC HOLDINGS, L.P.

                                              BY:  INTERTEC HOLDINGS, INC.


                                              /s/ SANDRA L. HOFF
                                              Signature

                                              SANDRA L. HOFF
                                              Print Name of Signatory


                                              INTERTEC HOLDINGS, INC.


                                              /s/ SANDRA L. HOFF
                                              Signature

                                              SANDRA L. HOFF
                                              Print Name of Signatory


                                              /s/ MARK R. HOFF
                                              Mark R. Hoff


                                              /s/ VANCE A. HOFF
                                              Vance A. Hoff


                                              /s/ PERRY D. HOFF
                                              Perry D. Hoff


                                              /s/ DON G. HOFF
                                              Don G. Hoff


                                              /s/ SANDRA L. HOFF
                                              Sandra L. Hoff